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Warburg, Pincus Emerging Growth Fund, Inc.

   Common Shares

      1 year Total Return:

                ((11,614-10,000) / 10,000 = 16.14%

      5 year Annualized Total Return:

                ((22,641/10,000)'pp'1/5 -1) = 17.76%

      Annualized Total Return from inception:

                ((41,408/10,000)'pp'1/8.78630 -1) = 17.55%


   Advisor Shares

      1 year Total Return:

                ((11,569-10,000) / 10,000 = 15.69%

      5 year Annualized Total Return:

                ((22,094/10,000)'pp'1/5 -1) / = 17.18%

      Annualized Total Return from inception:

                ((24,738/10,000)'pp'1/5.58356 -1) = 17.61%





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